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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-07549) pertaining to the BT Office Products International, Inc. 1995 Stock Option Plan and the Non-Qualified Stock Option Agreement between BT Office Products International, Inc. and Herman C. Brauckmann of our report dated April 5, 1996, with respect to the consolidated financial statements and schedule of BT Office Products International, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1997.




                                                        Ernst & Young LLP


Chicago, Illinois
March 24, 1998